PAID Inc.
Selected Financial Data

	For the Years Ended December 31,
	2011	2010	2009	2008	2007
Statement of Operations Data:
Revenue	$6,920,508	$7,194,707	$4,725,962	$2,181,236	$3,383,294
Cost of revenues	4,470,534	5,033,596	3,269,701	1,501,502	2,080,819
Gross profit	2,449,974	2,161,111	1,456,261	679,734	1,302,475

Operating expenses:
General and administrative expenses	6,256,794	5,467,411	5,018,597	4,930,903	3,958,754
Loss from operations	(3,806,820)	(3,306,300)	(3,562,336)	(4,251,169)	(2,656,279)
Other income (expense), net	13,966	(505)	78,018	(483,199)	(67,804)
Loss before income taxes	(3,792,854)	(3,306,805)	(3,484,318)	(4,734,368)	(2,724,083)
Provision for income taxes	—	—	—	—	—
Net loss	(3,792,854)	(3,306,805)	(3,484,318)	(4,734,368)	(2,724,083)
Loss per share - basic	$(0.01)	$(0.01)	$(0.01)	$(0.02)	$(0.01)
Weighted Average Shares	294,685,429	277,021,260	260,711,253	240,469,844	226,679,082

	For the Years Ended December 31,
	2011	2010	2009	2008	2007
Total current assets	$3,470,475	$3,176,014	$2,933,640	$1,572,684	$1,685,415
Property and equipment, net	91,013	71,767	40,517	30,967	74,338
Other intangible assets, net	7,066	8,007	8,948	9,888	10,828
Long term assets	1,048,224	—	—	—	—
Total assets	$4,616,778	$3,255,788	$2,983,105	$1,613,539	$1,770,581

Total current liabilities	$1,578,906	$933,583	$942,819	$1,014,222	$762,252
Long term liabilities	21,034	10,307	—	—	—
Total shareholders’ equity	3,016,838	2,311,898	2,040,286	599,317	1,008,329
Total liabilities and shareholders’ equity	$4,616,778	$3,255,788	$2,983,105	$1,613,539	$1,770,581

EXHIBIT 99.1
Forward Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding the Company and its business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates", "could", "may", "should", "will", "would", and similar expressions or variations of such words are intended to identify forward-looking statements in this report. Additionally, statements concerning future matters such as the development of new services, technology enhancements, purchase of equipment, credit arrangements, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Although forward-looking statements in this current report reflect the good faith judgment of the Company's management, such statements can only be based on facts and factors currently known by the Company. Consequently, forward-looking statements are inherently subject to risks, contingencies and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in this report. Although the Company believes that its plans, intentions and expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that its plans, intentions or expectations will be achieved.

Overview
The primary focus of PAID, Inc. (the “Company”) is to provide brand-related services to businesses, celebrity clients in the entertainment industry as well as charitable organizations. PAID's brand management, brand marketing, social media marketing, product design and merchandising, website design; development and hosting services are designed to grow each client's customer base in size, loyalty and revenue generation. We offer entertainers and business entities comprehensive web-presence and related services supporting and managing clients' official websites and fan-community services including e-commerce, VIP ticketing, live event fan experiences, user-generated content, client content publishing and distribution, fan forums, social network management, social media marketing, customer data capture, management and analysis.

Results of Operations

Comparison of the years ended December 31, 2011 and 2010
The following discussion compares the Company's results of operations for the year ended December 31, 2011 with those for the year ended December 31, 2010.

Revenues

The following table compares total revenue for the periods indicated.

	Years ended December 31,
	2011	2010	% Change
Merchandising and fulfillment	$2,736,900	$2,173,400	26%
Client services	387,400	490,200	(21)%
Touring revenue	3,796,200	4,531,100	(16)%
Total revenues	$6,920,500	$7,194,700	(4)%

Revenues decreased 4% in 2011 primarily from a 16% decrease in touring revenue and a 21% decrease in client services. The decrease was offset by a 26% increase in merchandising and fulfillment.

Merchandise and fulfillment revenues increased $563,500 or 26% to $2,736,900 compared to $2,173,400 in 2010. In 2011 the Company focused on marketing and social media campaigns, which resulted in reaching new customers. The increase in new customers resulted in double digit revenue increases in a number of the Company's existing clients. In addition, the Company rolled out its new sales data management system which allowed the Company to develop client specific promotional campaigns, which resulted in better targeting of the existing customer base.

Client Services revenues decreased $102,800 or 21% to $387,400 compared to $490,200 in 2010. In 2010 the Company completed a large consulting project it obtained in 2009, and was hired by one of our major clients to provide creative and general business consulting services for a large US tour. At the end of 2010, those projects were completed. In 2011 the Company obtained smaller technology related projects resulting in the decrease in revenues for 2011 as compared to 2010.

Touring revenue decreased $734,900 or 16% to $3,796,200 compared to $4,531,100 in 2010. The Company has generated a consistent touring base and revenues are directly impacted by our client's touring schedules and frequency. In 2011 our clients generally had shorter touring schedules and toured less frequently which was the primary contributor to the decrease in revenues.

Gross Profit
Gross profit increased $288,900 or 13% to $2,450,000 compared to $2,161,100 in 2010. Gross margin increased 5.4 percentage points to 35.4% from 30.0% in 2010. The increase was mainly attributable to an increase in merchandising and fulfillment margins due to lower inventory cost and an increase in shipping and handling fees.

Operating Expenses
Total operating expenses in 2011 were $6,256,800 compared to $5,467,400 in 2010, an increase of $789,400 or 14%. The increase is due to increases of $229,200 in client expenses related to touring activities, credit card processing costs, and international shipping costs, $347,100 in personnel costs due to an increase in key personnel and general increases in salary cost, and $243,700 in option compensation due to additional option grants. These increases were offset by a decrease in administrative costs of $34,800.

Net Loss
The Company realized a net loss in 2011 of $3,792,900 compared to a net loss of $3,306,800 for the same period in 2010. The losses for 2011 and 2010 each represent $0.01 per share.

Inflation
The Company believes that inflation has not had a material effect on its results of operations.

Comparison of the years ended December 31, 2010 and 2009
The following discussion compares the Company's results of operations for the year ended December 31, 2010 with those for the year ended December 31, 2009.

Revenues

The following table compares total revenue for the periods indicated.

	For the Years Ended
	2010	2009	% Change
Merchandising and fulfillment	2,173,400	1,589,900	37%
Client services	490,200	642,500	(24)%
Touring revenues	4,531,100	2,493,600	82%
Total revenues	7,194,700	4,726,000	52%

Revenues in 2010 increased $2,468,700 or 52% to $7,194,700 as compared to revenues of $4,726,000 in 2009. The increase was due to the following:

Merchandising and fulfillment revenues increased 34% or $583,500 to $2,173,400 in 2010 as compared to $1,589,900 in 2009. This increase was due to the addition of 8 new merchandise and fulfillment clients. In addition, one of our major clients conducted a bi-annual, nationally televised event that generated substantial fulfillment activity in the second half of 2010.

Client services revenues in 2010 decreased 24% or $152,300 to $490,200 compared to $642,500 in 2009. The Company secured a large consulting project and was hired to provide creative and production services. These services were performed and earned throughout 2009. The project ended in the third quarter of 2010, which was the primary reason for the decrease.

Touring revenues in 2010 increased $2,037,500 or 82% to $4,531,100 compared to $2,493,600 in 2009. The increase was attributable to an increase in the number of touring clients and the frequency of tour dates. In 2010 the Company had several clients with touring projects throughout the year as compared to 2009 where the Company had fewer touring clients, with one of those clients prematurely canceling their tour in the third quarter.

Gross profit
Gross profit increased $704,800 to $2,161,100 in 2010, as compared to $1,456,300 in 2009. The increase was mainly attributed to higher revenues in touring. The overall gross margin decreased slightly from 30.8% to 30% due to lower gross margins related to touring.

Operating expenses
Total operating expenses in 2010 were $5,467,400 compared to $5,018,600 in 2009, an increase of $448,800 or 8.9%. The increase was attributable to an increase in our administrative expenses of $550,000 due to an increase in sales commissions, travel related to business development and investor relations activities, increases in insurance and the write down of uncollectible pre-paid royalties. The increase was also attributable to the increase in consulting fees of $30,000. The increase was offset by a $131,200 reduction in professional fees, and freight costs.

Net Loss
The Company realized a net loss in 2010 of $3,306,800 compared to a net loss $3,484,300 in 2009. The 2010 and 2009 losses each represent $0.01 per share.

Inflation
The Company believes that inflation has not had a material effect on its results of operations.

Operating Cash Flows

A summarized reconciliation of the Company's net loss to cash provided by (used in) operating activities for the years ended December 31, 2011, 2010, and 2009, is as follows

	2011	2010	2009
Net loss	(3,792,854)	(3,306,805)	(3,484,318)
Depreciation and amortization	40,626	26,877	18,348
Share based compensation	699,925	452,000	—
Payment of stock option exercise received as compensation	235,750	384,500	—
Change in fair value derivative	63,294	—	—
Unrealized gain on investment	(80,000)	—	—
Payments received in common stock	(125,000)	—	453,000
Intrinsic value of stock options awarded
in payment of outside services and compensation	2,220,436	2,671,917	2,837,822
Services provided in consideration of stock subscription	—	70,000	50,000
Deferred revenues, net of prepaid royalties	576,372	(545,959)	(77,906)
Changes in current assets and liabilities	450,132	304,651	(309,748)
Net cash provided by (used in) operating activities	288,681	57,181	(512,802)